As filed with the Securities and Exchange Commission on March 20, 2008
 Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

ACACIA RESEARCH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4405754
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

500 Newport Center Drive
Newport Beach, California 92660
(Address principal executive offices)

2002 Acacia Technologies Stock Incentive Plan
2007 Acacia Technologies Stock Incentive Plan
(Full Titles of the Plans)

Paul R. Ryan
Chairman and Chief Executive Officer
500 Newport Center Drive
Newport Beach, California 92660
(Name and Address of Agent for Service)

(949) 480-8300
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
2002 Acacia Technologies Stock Incentive Plan Acacia Research – Acacia Technologies Common Stock, $0.001 par value (options available for future grant)	500,000 shares	$5.23	$2,615,000	$102.77
2007 Acacia Technologies Stock Incentive Plan Acacia Research – Acacia Technologies Common Stock, $0.001 par value (options available for future grant)	602,050 shares	$5.23	$3,148,722	$123.74
TOTAL	1,102,050 shares			$226.51

(1)
Represents additional shares issuable under the 2002 Acacia Technologies Stock Incentive Plan and the 2007 Acacia Technologies Stock Incentive Plan (together, the “Plans”) by reason of the automatic share increase provisions of each of the Plans.  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee.

(3)
With respect to the 500,000 shares of Acacia Research – Acacia Technologies Common Stock reserved for future issuance under the 2002 Acacia Technologies Stock Incentive Plan and the 602,050 shares  of Acacia Research – Acacia Technologies Common Stock reserved for future issuance under the 2007 Acacia Technologies Stock Incentive Plan  the proposed maximum offering price per share is based on the average of the high and low sale price of $5.23 per share of the Acacia Research – Acacia Technologies Common Stock reported on the Nasdaq National Market on March 20, 2008  pursuant to Rule 457(c) and (h) of the Securities Act.

This Registration Statement on Form S-8 registers the offer and sale of an additional 500,000 shares of Acacia Research-Acacia Technologies Common Stock for issuance under the 2002 Acacia Technologies Stock Incentive Plan and an additional 602,050 shares of Acacia Research-Acacia Technologies Common Stock  for issuance under the  2007 Acacia Technologies Stock Incentive Plan.  In accordance with Instruction E to form S-8, the entire contents of the prior Registration Statements on Form S-8 relating to the Plans, Commission File Nos. 333-102181; 333-109352; 333-119811; 333-127583; 333-131463; 333-140280; and 333-144754, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION  REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

           The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (filed on March 14, 2008) (File No. 000-26068), which contains audited financial statements for the latest fiscal year.

(b)	The following reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended December 31, 2007:

           The Registrant’s Report on Form 8-K as filed with the Commission on January 7, 2008;

(c)
The description of the Registrant's Acacia Research-Acacia Technologies common stock contained in the Registration Statement on Form 8-A as filed with the Commission on December 19, 2002 and any amendment or report filed with the Commission for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

Exhibit Number	Exhibit
5.1	Opinion of Greenberg Traurig LLP

23.1	Consent of Independent Registered Public Accounting Firm regarding Acacia Research Corporation – Grant Thornton LLP

23.2	Consent of Independent Registered Public Accounting Firm regarding Acacia Research Corporation – PricewaterhouseCoopers LLP

23.3	Consent of Greenberg Traurig LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2 of this registration statement)

99.1	2002 Acacia Technologies Stock Incentive Plan*

99.2	2007 Acacia Technologies Stock Incentive Plan**
___________
*      Incorporated by reference from Acacia Research's Registration Statement on Form S-8 (File No. 333-102181).
**    Incorporated by reference from Acacia Research’s Registration Statement on Form S-8 (File No. 333-144754).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 20th day of March, 2008.

ACACIA RESEARCH CORPORATION

By:	/s/ Paul R. Ryan
Paul R. Ryan
Chairman and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Acacia Research Corporation hereby constitute and appoint Paul R. Ryan and Clayton J. Haynes and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul R. Ryan	Chief Executive Officer and Chairman (Principal	March 20, 2008
Paul R. Ryan	Executive Officer)
/s/ Clayton J. Haynes	Chief Financial Officer (Principal Financial and	March 20, 2008
Clayton J. Haynes	Accounting Officer)
/s/ Robert L. Harris, II	President and Director	March 20, 2008
Robert L. Harris, II
/s/ William S. Anderson	Director	March 20, 2008
William S. Anderson
/s/ Fred A. de Boom	Director	March 20, 2008
Fred A. de Boom
/s/ Edward W. Frykman	Director	March 20, 2008
Edward W. Frykman
/s/ G. Louis Graziadio, III	Director	March 20, 2008
G. Louis Graziadio, III

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Greenberg Traurig LLP

23.1	Consent of Independent Registered Public Accounting Firm regarding Acacia Research Corporation – Grant Thornton LLP

23.2	Consent of Independent Registered Public Accounting Firm regarding Acacia Research Corporation – PricewaterhouseCoopers LLP

23.3	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2 of this registration statement)

99.1	2002 Acacia Technologies Stock Incentive Plan*

99.2	2007 Acacia Technologies Stock Incentive Plan**

___________
*      Incorporated by reference from Acacia Research's Registration Statement on Form S-8 (File No. 333-102181).
**    Incorporated by reference from Acacia Research’s Registration Statement on Form S-8 (File No. 333-144754).